EXHIBIT 32.1

The following certification accompanies the issuer’s quarterly report on Form 10-QSB and is not filed, as provided in Release 33-8212.  34-47551 dated May 13, 2003.

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-QSB of Coast Bancorp for the quarter ended June 30, 2003, I, Jack C. Wauchope, Chief Executive Officer of Coast Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)                                  such quarterly report on Form 10-QSB of Coast Bancorp for the quarter ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in such quarterly report on Form 10-QSB of Coast Bancorp for the quarter ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Coast Bancorp.

A signed original of this written statement required by Section 906 has been provided to Coast Bancorp and will be retained by Coast Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 11, 2003

/s/ Jack C. Wauchope
Jack C. Wauchope
Chief Executive Officer
(Principal Executive Officer)